AGREEMENT AND PLAN
                                OF REORGANIZATION
                                      AMONG
                             JRECK SUBS GROUP, INC.
                      LI'L DINO MANAGEMENT CORPORATION AND
                              LI'L DINO CORPORATION
                                December 18, 1997


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                               AGREEMENT AND PLAN

                                OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of December 18, 1997 among Jreck Subs Group, Inc., a Colorado corporation
("Jreck"), Li'l Dino Management Corporation, a North Carolina corporation ("LDM"), and Li'l Dino Corporation, a North Carolina corporation ("Target"), a wholly owned subsidiary of LDM.

                                    RECITALS

     A.The parties hereto desire that LDM shall transfer and convey to Jreck substantially all of its assets including all the issued and outstanding common stock, $1.00 par value, of Target in exchange for Jreck common stock as set forth in this Agreement.

     B.The  parties  hereto  intend that, to the maximum  extent  possible,  the
reorganization   constitute   a  "tax   free   reorganization"   under   Section
368(a)(1)(C), of the Internal Revenue Code of 1986, as amended.

THE PARTIES AGREE AS FOLLOWS:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified in this Article 1 unless the context expressly or by necessary implication otherwise requires:

         1.1. Balance Sheet and Balance Sheet Data. shall have the meaning set forth in Section 4.4 of this Agreement.

         1.2. Closing shall mean the delivery by Jreck and Target of the various documents contemplated by this Agreement or otherwise required in order to consummate the Reorganization.

         1.3. Closing Date shall mean the delivery by Jreck and Target of the various documents contemplated by this Agreement or otherwise required in order to consummate the Reorganization.

         1.4. Dissenting Shares shall mean all shares, if any, of the outstanding capital stock of LDM for which dissenter's rights shall be perfected under Article 13 of the North Carolina Business Corporation Act.

         1.5. Target Shareholder shall mean the record owner of Target Common immediately prior to the Reorganization.

         1.6. Code shall mean the Internal Revenue Code of 1986, as amended.

         1.7. Corporations Code shall collectively mean the Colorado General Corporations Law (the "Colorado Corporations Code"), and the North Carolina Business Corporation Act (the "North Carolina Business Corporation Act").

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         1.8.  Exchange Act shall mean the  Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         1.9. Knowledge. Wherever in this Agreement a statement, warranty or representation is to a party's "knowledge," knowledge shall mean all facts actually known by such party's CEO, President, CFO (or equivalent) and all executive or senior vice presidents.

         1.10. Reorganization shall mean the reorganization of LDM pursuant to this Agreement.

         1.11. Jreck Common shall mean the unregistered voting common stock, no par value, of Jreck issued subject to the restrictions of Rule 144 of the Securities Act and any other restrictions specified in this Agreement.

         1.12. Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         1.13. Target Common shall mean the voting common stock, $1.00 par value, of Target.

     2. CONVEYANCE OF ASSETS, EXCHANGE OF SHARES AND CLOSING.

         2.1. Exchange. At the Closing, Jreck will acquire substantially all the assets of LDM by exchanging and delivering to LDM the Jreck Common in accordance with this Section 2 of this Agreement in consideration of the transfer, conveyance and delivery to Jreck by LDM of all the issued and outstanding shares of Target Common together with the assets of LDM listed on attached Exhibit A. In addition, at Closing, Jreck will assume those LDM liabilities listed on attached Exhibit B, and no others.

         2.2. Closing. The Closing shall, in Jreck's discretion, take place either at the offices of Wyatt Early Harris & Wheeler, L.L.P., 1912 Eastchester Drive, Suite 400, High Point, North Carolina 27265, or by mail and facsimile, on the date which is no more than fifteen (15) days following the date of approval of this Agreement by LDM's shareholders at 10:00 a.m., or at such other day and time as Jreck and Target shall agree (the "Closing Date") after all of the conditions to the parties' obligations to consummate the Reorganization set forth in Articles 6 and 7 of this Agreement have been satisfied or waived.

         2.3. Exchange of Shares. In accordance with this Plan of Reorganization, Jreck shall convey, transfer and deliver to LDM _____ shares of Jreck Common in exchange for LDM's conveyance, transfer and delivery of all of the Target Common and LDM assets listed on Exhibit A.

         2.4. Exchange of Certificate. Promptly after the Closing, Jreck shall transfer and convey to LDM good and marketable title to the shares of Jreck Common issuable pursuant to Section 2.3.

         2.5. Dissenting Shares. Holders of Dissenting Shares shall have those rights, but only those rights, of holders of "dissenting shares" under Articles

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13 of the North Carolina Business Corporation Act, if applicable. LDM shall give
Jreck prompt notice of any demand, purported demand or other communication received by LDM with respect to any Dissenting Shares or shares claimed to be Dissenting Shares. Any payments to Dissenting Shareholders prior to the Closing shall be the responsibility of LDM.

         2.6. Unregistered Shares. The Jreck Common to be issued in the Reorganization to LDM shall not be registered under the Securities Act and shall be subject to all relevant resale restrictions under the Securities Act and State law. Target and LDM understand that the Jreck Common has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 3(a)(10) and/or 4(2) thereof, and that it must be held by LDM indefinitely and LDM must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. LDM, shall in writing notify its shareholders of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about Jreck, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  2.6.1. Other Resale Restrictions. With respect to any shares of Jreck Common issued pursuant to this Agreement to any Target or LDM officer, or five percent (5%) or more Target Shareholder, such shares and each such Target Shareholder shall be subject to a further restriction providing that no one such Target Shareholder, or its successor, shall sell more than 5,000 shares of Jreck Common in any one business day, proportionately adjusted for any increase or decrease in the number of issued shares of Jreck common voting stock resulting from any stock issuance, stock split or other subdivision or consolidation of shares after the date hereof. The foregoing restrictions set forth in this Section 2.6.1 shall not prevent or limit the distribution of the Jreck Common by LDM to its shareholders in liquidation and dissolution as contemplated in Section 8.7.2 hereof, and thereafter the restrictions contained in this Section 2.6.1 shall apply only to LDM officers and former LDM shareholders who owned five percent (5%) or more of the outstanding common stock of LDM at any time during the period commencing on the date hereof and ending upon the completion of such liquidation and dissolution.

         2.7. Piggyback/Demand Registration Rights. Subject to the terms of this Agreement, in the event Jreck decides to Register (defined below) any of its stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registerable Securities (defined below), Jreck at its sole cost and expense will: (i) promptly give LDM and any other holders of Jreck Common received in the Reorganization (including any stockholders of LDM who receive Jreck Common by distribution from LDM) (the "Holders") written notice thereof (which notice shall include a list of the jurisdictions in which Jreck intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein pursuant to Section 2.7.1,

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all the  Registerable  Securities which were issued under this Agreement and are specified in a written request delivered to Jreck by said Holders within fifteen
(15) days after delivery of such written notice from Jreck.

                  2.7.1. Piggyback Registration Involving an Underwriting. If the Registration of which Jreck gives notice is for a Registered public offering involving an underwriting, Jreck shall so advise the Holders as a part of the written notice given pursuant to this Section 2.7. In such event, the right of the Holders to Registration of the Jreck Common received pursuant to the Reorganization shall be conditioned upon such underwriting. If the Holders desire to distribute their securities through such underwriting, they shall (together with Jreck and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section
2.7.1 and the Holders shall pay any incremental costs and fees related to the piggyback Registration of their shares of Jreck Common. In the event the underwriter places a limit on the number of outstanding shares of Jreck Common to be included in the underwriting, the Holders shall participate in the underwriting on a pro rata basis with Jreck insiders and other Jreck stockholders having registration rights, but in no event may the Holders participate in any over allotment, if any, afforded to Jreck in connection with such underwriting.

                  2.7.2. Demand/Registration Rights. If Jreck does not give to the Holders the opportunity to Register all the Registerable Securities which were issued under this Agreement on or before nine (9) months after the Closing, LDM and any other holders of Jreck Common received in the Reorganization (including any stockholders of LDM who receive Jreck Common by distribution from LDM) (the "Holders") will have the right to make one written demand upon Jreck to cause Jreck at its sole cost and expense to Register such Jreck Common on a form that would be suitable for a registration involving solely Registerable Securities. Promptly following such demand, Jreck shall file a registration statement with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933 (the "1933 Act"), and thereafter use its best efforts to cause the registration statement to become effective within one (1) year after the Closing. Jreck shall use its best efforts to cause the registration statement to remain effective, and to supplement and amend the registration statement in accordance with the 1933 Act and applicable rules thereunder, for a period of at least 90 days following the effective date of registration.

                  2.7.3. General Registration Covenants. With respect to any piggyback or demand registration statement filed by Jreck pursuant to Paragraphs 2.7, 2.7.1 or 2.7.2 above, Jreck agrees as follows:

         (i) The registration statement shall cover all shares of Jreck common issued under this Agreement, including any additional shares of Jreck common issued on such shares in stock dividends or stock split, at any time prior to the expiration of 90 days following the registration date;

         (ii) From time-to-time, Jreck will deliver copies of each preliminary prospectus, prospectus and supplement filed with the SEC to LDM and any former LDM shareholder, and to any broker, dealer or underwriters acting for LDM or any LDM shareholder in such quantities as they may reasonably request;

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         (iii)  Jreck  shall  bear  all   expenses   in   connection   with  the
     registration, including, without limitation, legal and accounting fees, registration and filing fees, printing costs, blue sky expenses, costs of
     delivering  preliminary   prospectuses  and  prospectuses  and  supplements
     thereto to LDM and LDM's former shareholders, and other customary expenses.
     LDM  (and/or   LDM's  selling   shareholders)   shall  bear  any  brokerage
     commissions and underwriting discounts applicable to the Registerable Securities sold by them, any transfer fees or taxes applicable thereto and the expenses of counsel, accountants and other advisers, if any, retained by LDM or LDM's shareholders in connection with such registration and sale;

         (iv) If Jreck has reason to believe that the registration statement or any prospectus, as in effect at any time, requires amendment or supplementation or otherwise includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then Jreck will immediately use its best efforts to take all action necessary to make the registration statement and/or prospectus not misleading and to permit the sale of shares of Registerable Securities by LDM and/or former LDM shareholders in accordance with the requirements of applicable federal and state securities laws common laws and regulations thereunder;

         (v) Jreck shall file a registration of the Jreck common stock on Form 10SB under the Securities Exchange Act of 1934 (the "1934 Act"), including the Jreck common to be issued in the Reorganization, and will use its best efforts to cause such registration to be approved, as promptly as practicable after the Closing and in any event on or before the effective date of the registration statement filed under the 1933 Act;

         (vi) Jreck shall indemnify and hold harmless LDM and LDM's shareholders (the "LDM Indemnified Persons") from and against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the rules and regulations of the SEC under such Acts, the common law or otherwise and will reimburse each LDM Indemnified Persons for any legal or other expenses incurred by it in connection with investigating or defending any actions relating thereto, insofar as such losses, claims, demands, damages, liabilities or expenses arise out of or are based on any actual or alleged untrue statement of a material fact contained in the Jreck registration statement, any prospectus thereunder or any amendment or supplement thereto, including material incorporated by reference therein, or arise out of or are based on any actual or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading; but there shall be excluded from the foregoing indemnification any loss, claim, demand, damage, liability, or expense arising out of or based on any actual or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to Jreck by or on behalf of any LDM Indemnified Person expressly for use in the Jreck registration statement, such prospectus or such amendment or supplement thereto. LDM Indemnified Persons shall indemnify and hold harmless Jreck from and against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the rules and regulations of the SEC under such Acts, the common law or otherwise and will reimburse Jreck for any legal or other expenses incurred by it in connection with investigating or defending any actions relating thereto, insofar as such losses, claims, demands, damages,

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     liabilities  or  expenses  arise out of or based on any  actual or  alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to Jreck by or on behalf of any LDM Indemnified Persons expressly for use in any such Jreck registration
     statement,   prospectus  or  amendment  or  supplement  thereto,  including material incorporated by reference therein.

                  2.7.4. Co-Sale Rights. For purposes of this Agreement, "Block Seller" shall mean Christopher Swartz, President of Jreck. Notwithstanding anything contained in this Agreement to the contrary, if Block Seller at any time, acting alone or in concert with other Jreck shareholders, propose to transfer an aggregate number of shares of Jreck common stock (or common stock equivalents) equal to or exceeding twenty-five percent (25.0%) of the then-outstanding shares of Jreck common stock to a purchaser or related group of purchasers in a single transaction or related series of transactions, then the Block Seller shall provide at least fifteen (15) days' prior written notice of the proposed sale (or series of sales) to LDM. If LDM has previously distributed the Jreck shares to its shareholders, then Jreck shall provide such notice to Larry C. Barrett, as LDM shareholder representative, who shall in turn forward such notice to each former LDM shareholder. LDM or each former LDM shareholder, as the case may be, shall have the right to require, as a condition to such transfer, that the purchaser or purchasers purchase, on the same terms and conditions and at the same price as offered to the Block Seller, that percentage of the Jreck common stock held by LDM (or the former LDM shareholder) as equals the percentage of all Jreck common stock (or common stock equivalents) owned by the Block Seller in the aggregate which is included in the transaction. In that event, the number of shares of Jreck stock to be sold by the Block Seller shall be reduced accordingly. Notice of the exercise of the co-sale right provided by this Paragraph 2.7.4 must be given to Jreck within the 15-day notice period in order to be effective. Notwithstanding the foregoing, Block Seller may pledge, hypothecate or gift any of his Jreck common stock and neither LDM nor any former LDM shareholder, as the case may be, shall have any rights under this Section in such event. Any recipient of a gift of Block Seller's Jreck common stock will be bound by the terms of this Section 2.7.4 and Block Seller agrees to make any such gift expressly subject to the terms of the co-sale rights set forth in this
Section 2.7.4.

                  2.7.5. Blue Sky in Piggyback Registration. In the event of any Registration of Registerable Securities pursuant to this Section 2.7, Jreck will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by Jreck, provided such Registration will be made in those states in which LDM shareholders reside) as shall be reasonably appropriate for the distribution of such securities.

                  2.7.6. Definitions. For purposes of this Agreement, the following definitions shall apply:

                           (a)   The   terms   "Register",   "Registered",   and
"Registration"  refer to a  registration  effected  by  preparing  and  filing a

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registration  statement in compliance  with the  Securities  Act  ("Registration
Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                           (b)  "Registerable  Securities"  shall mean all Jreck
common stock not previously sold to the public, including stock issued or issuable pursuant to stock splits, stock dividends and stock options.

         2.8 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax free plan of reorganization and to consummate the Reorganization in accordance with the provisions of Section 368(a)(1)(C) of the Code.

     3.MUTUAL REPRESENTATIONS AND WARRANTIES. Each of Jreck, LDM and Target is a "Company" for the purposes of this Article 3. Except as set forth in any exhibits to this Agreement, each Company represents and warrants to the other party hereto that:

         3.1. Organization and Authority. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has made available to the other party for inspection complete and correct copies of its Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof and a record of any and all proceedings and actions at all meetings of, or taken by written consent by, its Board of Directors and shareholders, from and after January 1, 1994, in each case, certified as true, complete and correct copies by Company's Secretary.

         3.2. Authority Relating to this Agreement; No Violation of Other Instruments.

                  3.2.1. The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement and the performance hereunder and thereunder by the Company have been duly authorized by all necessary corporate action on the part of the Company and, assuming execution of this Agreement and such other agreements by each of the other parties thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement:
(i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

                  3.2.2. To the Company's knowledge, neither the execution of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the assets or

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properties of the Company pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its assets or properties are bound, including all Contracts (as defined in Section
4.13);   (iii)  permit  the   acceleration  of  the  maturity  of  any  material
indebtedness of the Company or of any other person secured by the assets or properties of the Company; or (iv) violate or conflict with any provision of the
Company's   Articles  of  Incorporation,   Bylaws,  or  similar   organizational
instruments.

         3.3. Brokers and Finders. Except for Jreck's obligation to Robert Berg, neither the Company nor any shareholder, director, officer, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. Each Company will indemnify and hold the other parties hereto harmless against all claims for brokers', finders' or investment bankers' fees made or asserted by any party claiming to have been employed by such Company or any shareholder, director, officer, employee or agent of such Company and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

         3.4. Division Approval. LDM and Jreck each acknowledge the need to seek approval from the Division (as defined in Section 8.2 below) of the terms and conditions of the transactions provided for under this Agreement and shall cooperate with each other in order to procure such approval.

     4. REPRESENATIONS AND WARRANTIES OF TARGET. LDM and Target hereby represent and warrant to Jreck that except as set forth in any exhibits to this Agreement:

         4.1. Compliance with Law. To LDM's and Target's knowledge, Target holds, and has at all times held, all licenses, permits and authorizations necessary for the lawful conduct of Target's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Target or over any part of Target's operations' and to LDM's and Target's knowledge, there are no violations thereof which have not been contains a true and complete list of all licenses, permits and authorizations necessary for the lawful conduct of Target's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Target or over any part of Target's operations. Target is not in violation of any decree, judgment, order, and to LDM's and Target's knowledge any law or regulation of any court or other governmental body (including without limitation, applicable franchise legislation and regulations, environmental protection legislation and regulations, equal employment and civil rights regulations, wages, hours and the payment of social security taxes and occupational health and safety legislation), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of Target.

         4.2. Investments in Others. Other than LDM's ownership of Target, LDM and Target do not conduct any part of their business operations through any subsidiaries or through any other entity. Other than LDM's ownership of Target, LDM and Target do not, directly or indirectly, own an equity or participation interest in any other corporation, association, partnership, joint venture, limited liability company or any other entity or venture.

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         4.3. Tax Returns and Payments. All tax returns and reports with respect to LDM and Target required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed (except as set fort herein) and all taxes, fees or other governmental charges of any nature which were required to have been paid, have been paid or funds have been set aside to provide for the payment of all such taxes. Exhibit D contains a true and complete list of all types of taxes paid or required to be paid by LDM and/or Target and each state to which LDM and Target pay sales or use tax related to the sale of their products. LDM and Target have no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against LDM and/or Target (except as set forth herein). LDM and Target have no knowledge of any tax audit of LDM and/or Target by any taxing or other authority in connection with any of its fiscal years; LDM and Target have no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of LDM's and/or Target's properties. Notwithstanding the foregoing, LDM's consolidated federal and state income tax returns for fiscal years 1994-1995 and 1995-1996 were not timely filed, but such returns indicate no taxes due. LDM's consolidated federal and state income tax returns for fiscal year 1996-1997 are not yet due. LDM will indemnify Jreck pursuant to Section 10 below for any Claims arising from any such untimely tax filings.

         4.4. Absence of Certain Changes or Events. Since the date (the "Balance Sheet Date") of the most recent financial statement delivered by LDM and Target pursuant to Section 4.16 (the "Balance Sheet"), there have been no, nor as of the Closing Date shall there be, material changes in the condition, financial or otherwise, assets, liabilities, business or the results of operations of LDM and/or Target, other than changes in the ordinary course of business which in the aggregate have not been materially adverse.

         4.5. Inventories. The inventories, if any, shown on the Balance Sheet are of a quantity and quality useable and saleable in accordance with good business practices and represent a distribution of the types of inventories utilized in the business of LDM and Target in accordance with good business practices. Additions and deletions from the inventories since the Balance Sheet Date have been in the ordinary course of business. The amounts shown for inventories on the Balance Sheet have been determined in accordance with U.S. GAAP on a first-in, first-out basis and are stated at the lower of cost or market.

         4.6. Accounts Receivable. The accounts receivable of Target and to the extent listed on the Exhibit A asset list, the accounts receivable of LDM shown on the Balance Sheet as of the Balance Sheet Date, or thereafter acquired by Target prior to the date hereof and thereafter acquired by LDM prior to the date hereof to the extent listed on the Exhibit A asset list as of Closing, have been, are and shall be (as the case may be) valid and enforceable and generated in the ordinary course of business.

         4.7. Personal Property. LDM and Target have good title, free and clear of all liens, encumbrances and security interests, to all of its machinery, equipment, furniture, inventory, franchise agreements and other personal property, except as set forth on Exhibit E. To LDM's and Target's knowledge, all of the leases to personal property utilized in the business of Target are valid and enforceable against Target and are not in default.

         4.8. Real Property. LDM and Target do not own any real property. Exhibit F contains a list of all leases for real property to which LDM and/or Target are a party (as lessee, sublessor, sublessee or guarantor), the monthly rental with respect to each lease and the expiration date of each lease. To LDM's and Target's knowledge, all such leases are valid and enforceable and are not in default. The real property leased or occupied by LDM and/or Target, the improvements located thereon, and the furniture, fixtures and equipment relating thereto, (including plumbing, heating, air conditioning and electrical systems), to LDM's and Target's knowledge conform in all material respects to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by LDM and/or Target for any material improvements made to the real property, leased or occupied by LDM and/or Target that have not been paid for.

         4.9. Patents, Trademarks, Trade Names and Copyrights. Exhibit G sets forth all patents, trademarks, trade names, copyrights, and other intellectual property owned or utilized by LDM and/or Target. All patents, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are necessary to the conduct of LDM's and/or Target's business are owned or are useable by LDM and Target. Upon the Reorganization all such items shall be owned or useable by Jreck to the same extent as by LDM and/or Target immediately prior to the Reorganization. To LDM's and Target's knowledge, the conduct of any business conducted by LDM and Target does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of LDM and Target, has been threatened against LDM and/or Target or any officer, director, shareholder, employee or agent of LDM and/or Target, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the knowledge of LDM and Target, does any basis exist for such litigation. To LDM's and Target's knowledge, there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to LDM and/or Target.

         4.10. Warranties. LDM and Target have made no warranties or guarantees relating to their products other than as implied or required by law.

         4.11. Litigations. Except as set forth on Exhibit H, neither LDM and/or Target nor any officer, director, shareholder, employee or agent of LDM and/or Target is a party to any pending or, to LDM's and Target's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of LDM and/or Target, liabilities, business or results of operations of LDM and/or Target; or (ii) the transactions contemplated by this Agreement, nor, to LDM's and Target's knowledge, does any basis exist for any such action, suit, proceeding or investigation. LDM and Target are not and have not been subject to any pending, or to LDM's and Target's knowledge threatened, product liability claim; nor to LDM's and Target's knowledge does any basis exist for any such claim. LDM and Target are not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of LDM and/or Target or which could prevent the transactions contemplated by this Agreement. Notwithstanding the foregoing, the pending or threatened actions, suits, proceedings or investigations set forth on Exhibit H could not in the aggregate have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of LDM and/or Target, liabilities, business or results of operations of LDM and/or Target or (ii) the transactions contemplated by this Agreement.

         4.12. Personnel. Exhibit I contains a true and complete list of: (i) any and all employment, bonus, profit sharing, percentage compensation, employee benefit, incentive, pension or retirement, stock purchase and stock option plans, oral or written contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which LDM and/or Target are a party or are subject as of the date of this Agreement; and (ii) all group insurance programs in effect for employees of LDM and Target. LDM and Target are not in default with respect to any of the obligations so listed. LDM and Target have delivered complete and correct copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral) to the other party hereto. LDM and Target have no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to LDM's and Target's negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of LDM and Target, is LDM and/or Target the subject of any union organization affecting its business. There is no pending or, to LDM's and/or Target's knowledge, threatened labor dispute, strike or work stoppage affecting LDM's and/or Target's business. All plans described in Exhibit I are in full compliance with applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, and there is no unfunded liability with respect to such plans. Exhibit I also lists the amounts currently payable to employees of LDM and Target under any other fringe benefit plans.

         4.13. Contracts. Exhibit J contains a true and complete list of all oral or written agreements, notes, instruments, or contracts to which LDM and/or Target are a party or by which its assets or properties may be bound which involve the payment or receipt of more than $10,000 (on an annual basis), or which have a term of more than one year, or which involve the licensing or use of intellectual property, or which are franchise, employment or consulting agreements (the "Contracts"). LDM and Target are not in default in performance of their obligations under any material provisions of such Contracts. LDM and Target have no knowledge of any violation of any Contract by any other party thereto and have no knowledge of any intent by any other party to a Contract not to perform its obligations under such Contract.

         4.14. Absence of Environmental Liabilities. To LDM's and Target's knowledge, neither they nor, the real property at any time owned, leased or occupied by LDM and/or Target are in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Materials (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. To LDM's and Target's knowledge, any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) that has occurred on the real property owned, leased or occupied by LDM and/or Target during LDM's and/or Target's ownership, tenancy, or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous," "toxic" or "dangerous" by any local government authority, or the State of North Carolina or any other state where LDM and/or Target conduct business, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; (3) lead containing paint; or (4) defined as a 'hazardous substance' under Section 101 or Section 102 of the Comprehensive

Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et sect, as amended ("CERCLA"), and any regulations applicable thereunder. To LDM and Target's knowledge, the real property at any time owned, leased or occupied by LDM and/or Target, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the Federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by LDM and/or Target as to any of such real property.

         4.15. Capitalization. The authorized capital stock of Target is 1,000,000 shares of $1.00 par value common stock of which 50,000 shares are outstanding. LDM owns all the issued and outstanding shares of Target. A list of all of the shareholders of LDM and Target by name and address, with the number of shares owned by each as of the date hereof, is contained in Exhibit K. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all liens, encumbrances and security interests. Except as set forth in Exhibit K, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Target is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities (collectively "Option Agreements"). Notwithstanding the foregoing, LDM and Target represent and warrant that as of the Closing and thereafter, no Option Agreements will survive the Reorganization.


         4.16. Financial Statements. LDM has delivered the following financial statements of LDM (the "LDM Financial Statements") to Jreck attached as Exhibit
L: unaudited balance sheet and income statement of LDM for the years ending October 31, 1996 and October 31, 1997; audited balance sheet of Target for the year ending October 31, 1996; and schedule of marketing fund income and expense for the year ending October 31, 1997. LDM shall deliver an audited balance sheet and income statement of Target on or before the Closing for the year ending October 31, 1997. Each LDM Financial Statement together with the notes thereto is in accordance with the books and records of LDM, fairly presents the financial position of LDM and Target and the results of operations of LDM and Target for the period indicated, and has been prepared in accordance with generally accepted accounting principles consistently applied, except that any unaudited statement or schedule does not contain all the notes required under generally accepted accounting principles and any internally prepared schedules have not been prepared in accordance with generally accepted accounting principles.

         4.17. Absence of Undisclosed Liabilites. Except as set forth in such Balance Sheet and Exhibit M, neither LDM nor Target have outstanding on the date hereof, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute or contingent) other than those incurred since the date of such Balance Sheet in the ordinary course of business, which in the aggregate will not have a material adverse effect upon LDM's or Target's business, assets or properties in an amount exceeding $5,000.00.

         4.18. Employees. Exhibit N contains a true and complete list of the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all Target employees.

         4.19. Insurance. Copies of all Target insurance policies and bonds have been furnished to Jreck. All such insurance policies and bonds are in full force and effect.

         4.20. Bank Accounts. Exhibit O contains a true and complete list of all Target bank accounts identifying the name of the bank, the account number, and the authorized signatories to the account.

         4.21. Power of Attorney: Suretyships. LDM and Target have no power of attorney outstanding, nor have any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity.

         4.22. Accuracy of UFOC. To LDM's and Target's knowledge, the "Li'l Dino Management Corporation Franchise Offering Circular, effective date _________, 1997" ("LDM's UFOC"), attached as Exhibit P, complies with all legal requirements of the State of North Carolina respecting franchise offering circulars as well as all legal requirements of any other state where LDM and/or Target are doing business or currently offering franchises. All of the statements, financial data and other information contained in LDM's UFOC are true and correct in all material respects as of the date hereof. LDM's UFOC, as of the date hereof and Closing, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         4.23. List of Franchisees. Exhibit Q ontains a true and complete list of all of LDM's and/or Traget's franchisess.

         4.24. Accurancy of Documents and Information. As of the date of Closing, the copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by LDM and Target to the other party hereto to the best of LDM's and Target's knowledge, are and will be complete and correct in all material respects. No representations or warranties made by LDM and Target in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the other party hereto pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

         4.25. Approvals. Except for LDM and Target shareholder and board approvals of this Agreement, no consent from any third party, except as set forth on Exhibit R, and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, excluding the Division, is required to be made or obtained by LDM and/or Target in order to permit the execution, delivery or performance of this Agreement or any other agreement to which LDM and/or Target is or will be a party that is an exhibit to this Agreement, or the consummation of the transactions contemplated by this Agreement and such other agreements.

     5. REPRESENTATIONS AND WARRANTIES OF JRECK. Jreck hereby represents and warrants to LDM and Target that:

         5.1. Compliance with Law. To Jreck's knowledge, Jreck holds, and has at all times held, all licenses, permits and authorizations necessary for the lawful conduct of Jreck's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Jreck or over any part of Jreck's operations' and to Jreck's knowledge, there are no violations thereof which have not been cured. Jreck is not in violation of any decree, judgment, order, and to the Jreck's knowledge any law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wages, hours and the payment of social security taxes and occupational health and safety legislation), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of Jreck.

         5.2. Capitalization. The authorized capital stock of Jreck is 50,000,000 shares of common, no par, voting stock of which 13,877,444 shares were issued and outstanding as of November 6, 1997, and 5,000,000 shares of authorized preferred of which 700,000 shares of Series A voting nonredeemable convertible preferred, 350,000 shares of Series B voting nonredeemable convertible preferred, and 120 shares of Series C non-voting nonredeemable convertible preferred are outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. Jreck has outstanding options to purchase 100,000 shares of common stock of Jreck pursuant to a written agreement. Except as set forth in the preceding sentence, there are no outstanding warrants, options, agreements, convertible or exchangeable securities pursuant to which Jreck is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

         5.3 Financial Statements. Jreck has delivered the following financial statements of Jreck (the "Jreck Financial Statements") to LDM and Target, or will promptly furnish to LDM and Target after the date hereof, true and complete copies of: (i) the Form 10-SB Registration of Jreck dated December, 1997 (the "Jreck Form 10-SB") proposed to be filed with the SEC; (ii) the consolidated balance sheet of Jreck Subs Group, Inc. as of December 31, 1996 and 1995 and the related consolidated statements of income, cash flows and stockholders' equity for the years then ended (all or part of which may be included in Jreck Form 10-SB); (iii) the unaudited consolidated balance sheet of Jreck Subs Group, Inc. as of September 30, 1997 and 1996, and the related statements of income, cash flows and stockholders' equity for the nine-month periods then ended; (iv) each report, if any (including, without limitation, reports in the form of a 10-K, 10-Q, 8-K, Schedule 13-D, etc.) prepared by Jreck, although not filed with the SEC since Jreck is not a reporting company, and (v) each final prospectus and definitive proxy statement furnished by Jreck to its stockholders since January 1, 1996. Each Jreck Financial Statement together with the notes thereto is in accordance with the books and records of Jreck, fairly presents the financial position of Jreck the results of operations of Jreck for the period indicated, and has been prepared in accordance with generally accepted accounting principles consistently applied, except that any unaudited statement does not contain all the notes required under generally accepted accounting principles.

         5.4 Absence of Certain Changes or Events. Since the date (the "Balance Sheet Date") of the most recent financial statement delivered by Jreck pursuant to Section 5.3 (the "Balance Sheet"), there have been no, nor as of the Closing Date shall there, be material changes in the condition, financial or otherwise, assets, liabilities, business or the results of operations of Jreck, other than changes in the ordinary course of business which in the aggregate have not been materially adverse.

         5.5. Litigation/Correspondence/Proceedings. Except as set forth on Exhibit S, neither Jreck nor any officer, director, shareholder, employee or agent of Jreck is a party to any pending or, to Jreck's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of Jreck, liabilities, business or results of operations of Jreck; or
(ii) the transactions contemplated by this Agreement; nor, to Jreck's knowledge, does any basis exist for any such action, suit, proceeding or investigation. Jreck is not and has not been subject to any pending, or to Jreck's knowledge threatened product liability claim; nor does any basis exist for any such claim. Jreck is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of Jreck or which could prevent the transaction contemplated by this Agreement. Exhibit S accurately lists all written notices, correspondence and written inquiries which Jreck has received on or after January 1, 1996, from the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the Federal Trade Commission and the securities or franchise commission of any state or from any other regulatory agency with authority over the sale of securities or the offer and sale of franchises in any jurisdiction (exclusive of routine notices, correspondence and inquiries from such agencies concerning the registration or availability of an exemption from registration for the offering of shares or franchises for sale in such jurisdiction). Except as described in Exhibit S, neither Jreck nor any of its officers or directors has ever been the subject of any SEC, Federal Trade Commission or state regulatory agency stop order or censure or NASD disciplinary proceeding or, to the knowledge of Jreck, the subject of any investigation with respect to such proceeding.

         5.6. Accuracy of UFOC. To Jreck's knowledge, the Jreck Uniform Franchise Offering Circular not yet effective ("Jreck's UFOC"), the Mountain Mike's Uniform Franchise Offering Circular ("Mountain Mike's UFOC") and the Little Kings, Inc. Uniform Offering Circular not yet effective ("Little Kings UFOC") comply or will comply with all legal requirements of the state of New York with respect to the Jreck UFOC, the state of California with respect to the Mountain Mike's UFOC and the state of Nebraska with respect to the Little Kings UFOC, respecting franchise offering circulars as well as all legal requirements of any other state where Jreck, Mountain Mike's or Little King are offering franchises. All of the statements, financial data and other information contained in Jreck's UFOC, and to Jreck's knowledge the Mountain Mike's UFOC and Little Kings UFOC, were true and correct as of the date thereof, and continues to be true and correct in all material respects as of the date hereof and the date of Closing, except, since the date of the Little Kings UFOC, Jreck has acquired all outstanding common voting shares of Little Kings and has made certain management and operational changes since the date of the acquisition which changes continue to evolve. Jreck's UFOC, and to Jreck's knowledge the Mountain Mike's UFOC and Little Kings UFOC, as of the date hereof and Closing, do not contain any untrue statement of a material fact nor do they omit to state a material fact necessary to make the statements or facts contained therein not misleading. Jreck intends to cause its affiliate, Admiral Subs Group, Inc. to prepare and file a UFOC with respect to the sale of SeaWest Sub Shops franchises in the State of Washington. At this time, Admiral Subs Group needs to complete an audit and the UFOC must be prepared by legal counsel. Jreck anticipates that the UFOC will be filed with the State of Washington by December 31, 1997. Once the UFOC is effective Jreck expects Admiral Subs Group to begin selling SeaWest Sub Shop franchises.

         5.7. Tax Treatment of Reorganization. Jreck makes no representation or warranty as to whether this Agreement and the consummation of the Reorganization will be treated as a tax free plan of reorganization in accordance with the provisions of Section 368(a)(1)(C) of the Code and is relying on LDM and Target to consult with their tax advisors regarding the tax treatment of this Agreement.

         5.8. Tax Returns and Payments. All tax returns and reports with respect to Jreck required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid, have been paid or funds have been set aside to provide for the payment of all such taxes. Jreck has no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Jreck. Jreck has no knowledge of any tax audit of Jreck by any taxing or other authority in connection with any of its fiscal years; Jreck has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of Jreck's properties.

         5.9. Patents. Trademarks Trade Names and Copyrights. Exhibit T sets forth all patents, trademarks, trade names, copyrights, and other intellectual property owned or utilized by Jreck. All patents, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are necessary to the conduct of Jreck's business are owned or are useable by Jreck. To Jreck's knowledge, the conduct of any business conducted by Jreck does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of Jreck, has been threatened against Jreck or any officer, director, shareholder, employee or agent of Jreck, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the best knowledge of Jreck, does any basis exist for such litigation. To Jreck's knowledge, there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to Jreck.

         5.10. Absence of Environmental Liabilities. Neither Jreck nor, to Jreck's knowledge, neither it nor the real property at any time owned, leased or occupied by Jreck is in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Materials (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. To Jreck's knowledge, any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) that has occurred on the real property owned, leased or occupied by Jreck during Jreck's ownership, tenancy, or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous," "toxic" or "dangerous" by any local government authority, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; (3) lead containing paint; or
(4) defined as a 'hazardous substance' under Section 101 or Section 102 of the

Comprehensive  Environmental  Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et sect, as amended ("CERCLA"), and any regulations applicable thereunder. To Jreck's knowledge, the real property at any time owned, leased or occupied by Jreck, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the Federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by Jreck as to any of such real property.

         5.11. Jreck Information in LDM Shareholder Meeting Notice. All information relating to and concerning Jreck contained in LDM's shareholder meeting notice referred to in Section 8.2 including, without limitation, the Jreck From 10-SB, will be true in all material respects and will not, as of the date of mailing of LDM's shareholder meeting notice or as of the date of the LDM shareholder's meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements there, in light of the circumstances under which they are made, not misleading. Jreck makes no representation or warranty as to any other statement, information or omission in the LDM shareholder meeting notice. Jreck will promptly inform LDM of any material changes in its business affairs, operations or financial condition which would require any change in the LDM shareholder meeting notice or the Jreck Form 10-SB contained therein.

         5.12. Accuracy of Documents and Information. As of the date of Closing, the copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by Jreck to the other parties hereto to the best of Jreck's knowledge, are and will be complete and correct in all material respects. No representations or warranties made by Jreck in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the other parties hereto pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

         5.13. Non-Disposition of LDM. From and after the Closing Date, it is Jreck's intention not to dispose of the assets of LDM acquired hereunder, including the Target Common, except in the ordinary course of business provided, however, Jreck shall be free to merge the operations of Target into Jreck in continuance of Target's business enterprise.

         5.14. Approvals. Except for Jreck board approval of this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, excluding the Securities Exchange Commission and any state securities regulatory body, is required to be made or obtained by Jreck in order to permit the execution, delivery or performance of this Agreement or any other agreement to which Jreck is or will be a party that is an exhibit to this Agreement, or the consummation of the transactions contemplated by this Agreement and such other agreements.

     6. CONDITOINS OT THE OBLIGATION OF JRECK. The obligation of Jreck to consummate the Reorganization is subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by Jreck.

         6.1. Representations and Warranties True at Closing. The representations and warranties of LDM and Target contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

         6.2. Covenants Performed. All of the obligations of LDM and Target to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

         6.3. Certificate. At the Closing, Jreck shall have received a certificate signed by the President and Chief Executive Officer of LDM and Target to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

         6.4. Shareholder/Board of Director Approval. This Agreement and the Plan of Reorganization, to the extent required by law, shall have been duly approved by the Board of Directors of LDM and Target as of the date hereof. Both LDM and Target shall certify to Jreck at Closing that all shareholder and board of director approvals continue to be effective as of the date of Closing.

         6.5. Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed seven and one-half percent (7.5%) of the aggregate of the outstanding shares of LDM common stock outstanding immediately before the Reorganization.

         6.6. Material Changes in the Business of LDM and/or Target. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of LDM and/or Target since the date of this Agreement.

         6.7. Consents. Jreck shall have received in writing any consents, approvals, renewal of all bank loans, and waivers required in connection with the Reorganization (a) from parties to LDM's and/or Target's agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in exhibits to this Agreement, including without limitation the Contracts and (b) from all governmental authorities.

         6.8. Documenations. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by Jreck to be executed and delivered to Jreck in order to carry out this Agreement and to consummate the Reorganization, and all of the relevant legal matters, shall be reasonably satisfactory to Jreck and its counsel including, without limitation compliance with any applicable state or federal securities law or regulation.

         6.9. Outstanding Securities. At the Closing, the only issued and outstanding securities of Target shall be the Target Common, and there shall be no other outstanding securities, options, warrants, stock option plans, or securities entitlements of any kind.

         6.10. Financial Condition. At the Closing, the LDM Financial Statements shall reflect that Target's current liquid (cash or cash equivalent) assets are equal to or greater than Target's current liabilities.

     7. CONDITIONS TO THE OBLIGATION OF TARGET. The obligation of LDM and Target to consummate the Reorganization is subject to the fulfillment, at or before the closing, of all of the following conditions, any one or more of which may be waived by Target and LDM:

         7.1.    Representations   and   Warranties   True   at   Closing.   The
representations and warranties of Jreck contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

         7.2. Covenants Performed. All of the obligations of Jreck to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

         7.3. Shareholder Approval. This Agreement and the Reorganization, to the extent required by law, shall have been duly approved by the shareholders of LDM as of the date of Closing.

         7.4. Consents. LDM and Target shall have received in writing any consents, approvals, and waivers required in connection with the Reorganization
(a) from parties to Jreck's agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in exhibits to this Agreement, and (b) from all governmental authorities.

         7.5. Documentation. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by LDM and Target to be executed and delivered to LDM and Target in order to carry out this Agreement and to consummate the Reorganization, and all of the relevant legal matters, shall be reasonably satisfactory to LDM, Target and their counsel.

         7.6. Certificate. At Closing, LDM and Target shall have received a certificate signed by the President and Chief Executive Officer of Jreck to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

         7.7. Material Changes in Business of Jreck. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of Jreck since the date of this Agreement.

     8. PRE-CLOSING COVENANTS

         8.1. Pre-Closing Documents. During the period from the date of this Agreement until the Closing, LDM, Target and Jreck covenant and agree as follows:

                  8.1.1.Advice of Changes. Each of LDM, Target and Jreck will promptly advise the other in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in such party's business.

                  8.1.2. Maintenance of Business. MLDM and Target will use their reasonable best efforts to carry on and preserve their business and their relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If LDM or Target becomes aware of a deterioration in the relationship with any customer, supplier or key employee, they will promptly bring such information to the attention of Jreck in writing and, if requested by Jreck, will exert their reasonable best efforts to restore the relationship.

                  8.1.3. Conduct of Business. Unless Jreck shall otherwise agree in writing (which agreement shall be in Jreck's sole discretion) or as otherwise expressly permitted or specifically contemplated by this Agreement, LDM and Target covenant and agree that prior to the Closing:

                           (a)The  business of LDM and Target shall be conducted
only in, and LDM and Target shall not take any action except in, the ordinary course of business, and LDM and Target shall use their best efforts to maintain and preserve their business organization, assets, employees and business relationships, except that Target and LDM may pay the expenses set forth in
Section 12.1;

                           (b) Target shall not directly or indirectly do any of
the following: (i) amend its Articles of Incorporation or By-laws; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, stock or property) in respect of shares of its capital stock owned by any person, (iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of capital stock of Target, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of capital stock of Target; (iv) redeem, purchase or otherwise acquire any outstanding shares of its capital stock or other securities; (v) split, combine or reclassify any shares of its capital stock; (vi) except as contemplated herein, adopt a plan of liquidation or resolutions providing for the capitalization, liquidation, dissolution, merger, consolidation or reorganization of Target; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as contemplated herein;

                           (c) Target shall directly or indirectly do any of the
following: (i) sell, lease, pledge, dispose of or encumber (except for such encumbrances as will not interfere with the ability of LDM and/or Target to obtain secured indebtedness for borrowed money on customary terms) any assets or rights of LDM and/or Target except in the ordinary course of business; (ii) acquire any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities (other than acquisitions of fixed-income securities with maturities of less than one year), contributions of capital or property transfer; (iii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license or contract, other than in the ordinary course of business or breach in any material respect any of the terms of any existing license or contract; (iv) enter into any agreement which cannot be performed within one year or canceled within 30 days without penalty and which involves the expending, together with all related expenditures, of more than $10,000; (v) incur or guarantee any indebtedness for borrowed money other than unsecured indebtedness for borrowed money incurred in the ordinary course of business which indebtedness is prepayable without premium or penalty at anytime; or (vi) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

                           (d) Target shall take any action (i) with respect to
the grant of any severance or termination pay to, or the entering into of any employment agreement with, any employee, or with any executive officer or director of LDM and/or Target, or (ii) with respect to any increase of benefits payable under its current severance or termination pay policies other than any increase resulting from an increase in salaries granted in the ordinary course and in accordance with past practices;

                           (e) Target shall adopt or amend any bonus, profit
sharing, stock option, pension, retirement, deferred compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of employees, except as is necessary to comply with the law or existing contractual or collective bargaining obligations or other than discretionary stay-put or similar payments (which discretionary stay-put or similar payments shall be made prior to the date of the Effective Date);

                           (f) Target shall (i) maintain their books of account
and record and billing practices consistently with past practices; (ii) maintain and keep their properties and assets in as good repair, working order and condition as at present, except for ordinary wear and tear; (iii) promptly notify Jreck of any change which would have a material adverse effect on LDM or Target, or their business, assets or properties;

                           (g) Target shall take any action or fail to take any
action that could reasonably be expected to result in the expiration, revocation, suspension or modification of any of its licenses or fail to prosecute with due diligence any applications to any governmental authority if such action or the failure to take such action would have, individually or in the aggregate, a material adverse effect;

                           (h) Target shall comply with all laws, rules and
regulations to which LDM and Target and their business, assets and properties are subject, except where the failure to comply would not have, individually or in the aggregate, a material adverse effect on LDM or Target, or their respective businesses, assets or properties; and

                           (i) Target will  continue to pay when due all income,
sales, payroll and other taxes which may be shown to be due on tax returns required to be filed prior to the Closing Date.

         8.2. Shareholder Meeting. As promptly as practicable after the date hereof, LDM shall file an application with the North Carolina Secretary of State, Securities Division (the "Division"), to seek approval of the terms and conditions of the transactions provided for under this Agreement pursuant to N.C.G.S. ss. 78A-30. If the Division approves the transaction, then LDM shall, as promptly as practicable after receipt of such approval, mail an appropriate notice to LDM's shareholders seeking their approval of the terms of the transaction provided for under this Agreement. If the Division denies approval of the transaction, or if the application for approval is rejected or withdrawn by LDM for any reason, then LDM shall nonetheless proceed promptly with the mailing of notice to LDM's shareholders to seek approval of the transaction. In either event, the shareholder meeting shall be held as promptly as practicable after the date of mailing, subject to applicable statutory and LDM bylaw requirements and the Closing shall be held no more than fifteen (15) days following the date of approval by LDM's shareholders.

LDM and Jreck acknowledge that if approval of the transaction from the Division is obtained, the issuance of Jreck shares to LDM will be effected under the federal exemption from registration provided by ss. 3(a)(10) of the Securities Act. The subsequent distribution by LDM of the Jreck shares to LDM's shareholders will require either an effective Jreck registration statement under the Securities Act, or the availability of a federal and state exemption from registration. In that event, LDM would proceed with its plan of liquidation and dissolution and distribute the Jreck shares to LDM's shareholders as soon as the distribution can be effected pursuant to a Jreck registration statement in accordance with Section 2.7, or at such time as an exemption from federal and state registration is available.

LDM and Jreck acknowledge that if approval of the transaction from the Division is not obtained for any reason, then the ss. 3(a)(10) exemption will not be available and issuance of Jreck shares to LDM will be effected under federal exemption ss. 4(2). That exemption would require LDM to hold the Jreck stock for a certain period of time to comply with the requirements of that exemption or Rule 144 thereunder. LDM acknowledges that the sale transaction under that scenario may not constitute a tax-free reorganization under applicable Code rules and regulations.

         8.3. Necessary Consents. Prior to the Closing, LDM and Target shall use their reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow LDM and Target to carry on their respective businesses after the Closing.

         8.4. Exclusivity. From the date hereof until the earlier of termination of this Agreement or consummation of the Reorganization, neither LDM, Target nor any of their officers, directors, employees, representatives, agents or affiliates shall directly or indirectly encourage, solicit, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group concerning any merger, consolidation, sale of assets, sale of majority control, or other similar transaction involving LDM and/or Target.

         8.5. Due Diligence. Until the Closing, each party shall provide the other (including accounting, legal, and investment banking representatives) with access to its offices and its senior employees for the purpose of due diligence, in accordance with procedures established by the parties to minimize disruptions of their businesses.

         8.6. Amendments to Disclosures. If after execution of this Agreement either party learns of a breach or violation of any representation, warranty, covenant or agreement made by it herein, which it had no knowledge of prior to its execution of this Agreement, such party (the "initiating party") shall promptly notify the other party (the "receiving party") in writing of such breach or violation. The other party shall then have ten (10) days after receipt of such notice of a breach or violation to terminate this Agreement by written notice to the initiating party, if such breach or violation, individually, or together with other breaches or violations by the initiating party of this Agreement, has or would have a material adverse effect on the initiating party. If the receiving party does not send written notice within such ten (10) days, the receiving party shall be deemed to have waived such breach of violation; Provided, however, in the event that the initiating party notifies the receiving party in writing of a breach or violation subsequent to any breach or violation which was so waived in accordance with this Section 8.6, the receiving party may consider each breach or violation so waived together with other breaches or violations by the initiating party in determining whether a material adverse effect on the initiating party shall have occurred with respect to such subsequent breach or violation.

         8.7. Post-Closing Covenants.

                  8.7.1.   Board   Position.   As  soon  after  the  Closing  as
practicable, Jreck, its officers and directors, shall cause Larry C. Barrett to be elected or appointed as a member of the Jreck Advisory Board of Directors.

                  8.7.2.  Liquidation and  Dissolution.  LDM shall liquidate and
dissolve  in  accordance   with  North  Carolina  law  as  required  in  Section
368(a)(2)(G) of the Code.

     9. CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS.

         9.1. Confidentiality. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Reorganization, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing technical, financial, and other information furnished to such party pursuant to this Agreement or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties or is independently developed.

         9.2. Announcements. No party to this Agreement shall issue a press release or other public communication relating to this Agreement or the Plan of Reorganization without the prior approval of the other party. Notwithstanding the foregoing, and after reasonable consultation with LDM and Target, Jreck may make such announcements regarding the Reorganization as, in the judgment of its management after consultation with legal counsel, are necessary to comply with any securities laws or regulations.

     10. Indemnifications. LDM ("Indemnitor") hereby indemnifies Jreck ("Indemnitee") for ten (10) months after the Closing against all Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense of any of such Claims or any action or proceeding brought on any of such Claims. For purposes of this Section, "Claims" shall mean all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims, arising from (a) any breach or default in the performance of any obligation to be performed by Target or LDM under this Agreement or (b) any breach of any representation, warranty or covenant of Target or LDM set forth in this Agreement. If any action or proceeding is brought against Indemnitee by reason of any such Claims, Indemnitor upon notice from Indemnitee shall defend such action or proceeding at Indemnitor's sole cost by legal counsel reasonably satisfactory to Indemnitee. In addition to any other remedies available to Indemnitee in law or in equity, Indemnitor's obligations under this Section 10 shall be secured by a pledge of ten percent (10%) of the Jreck Common received by Indemnitor pursuant to the terms of this Agreement, as set forth in the Pledge Agreement attached as Exhibit U.

     11. Termination.

         11.1. Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the unanimous mutual consent of Jreck, LDM and Target, even if and after the shareholders of LDM have approved this Agreement and the Reorganization.

         11.2. Termination by Jreck. This Agreement may be terminated by Jreck alone, by means of written notice to LDM and Target if (a) LDM and/or Target fail to perform any material covenant of LDM and/or Target contained in this

Agreement, or (b) on or before March 31, 1998, any of the conditions set forth in Article 6 of this Agreement shall not have been satisfied by LDM and Target or waived by Jreck.

         11.3. Termination by LDM/Target. This Agreement may be terminated by LDM and Target alone, by means of written notice to Jreck if (a) Jreck fails to perform any material covenant of Jreck contained in this Agreement, (b) LDM's Board of Directors fail to approve this Agreement on or before December 19, 1997, (c) LDM's shareholders fail to approve this Agreement on or before March 31, 1998, or (d) on or before March 31, 1998, any of the conditions set forth in
Article 7 of this Agreement shall not have been satisfied by Jreck or waived by LDM and Target.

         11.4. Break Up Fee. If this Agreement or the transactions contemplated under this Agreement are terminated or abandoned by LDM or Target because LDM's shareholders fail to approve this Agreement pursuant to Section 8.2 on or before March 31, 1998, then LDM and Target shall promptly pay Jreck a fee equal to $250,000.00.

     12. Miscellaneous.

         12.1. Expenses. Jreck shall pay its own costs and expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement. LDM and Target shall pay their own costs and expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

         12.2. Time. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

         12.3. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of North Carolina.

         12.4. Headings. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         12.5. Notices. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

                  If to Jreck:

                           Jreck Subs Group, Inc.
                           P.O. Box 6
                           Watertown, NY 13601
                           Attention: Christopher Swartz
                           Facsimile: (315) 788-8954

                  With a copy to:

                           Richard Seidenwurm, Esq.
                           Solomon, Ward, Seidenwurm & Smith, LLP
                           401 B Street Suite 1200
                           San Diego, CA 92101
                           Facsimile: (619) 231-4755

                  If to LDM/Target:

                           Li'l Dino Management Corporation
                           1915 Lendew Street, Suite 104
                           Greensboro, NC  27408
                           Attention:  Larry C. Barrett
                           Facsimile:  (910) 545-8390

                  With a copy to:

                           Wyatt Early Harris & Wheeler, L.L.P.
                           1912 Eastchester Drive, Suite 400
                           High Point, NC  27261
                           Attention:  Charles A. Alt, Esq.
                           Facsimile: (910) 889-5232

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

         12.6. Partial Invalidity. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         12.7. Survival of Representation, Warranties and Covenants. All representations and warranties contained in this Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement shall survive the Closing and shall expire one year thereafter. All covenants contained in this Agreement which by their nature survive the Closing shall survive the Closing unless otherwise limited in accordance with their terms under this Agreement.

         12.8. Waiver. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

         12.9. Successors in Interest and Assigns. Neither Target or LDM, on the one hand, nor Jreck, on the other hand, may voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of the other party, which consent may be withheld in such party's sole and absolute discretion. Any such transfer in violation of this paragraph is void. Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

         12.10. Counterparts and Exhibits. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

         12.11. Other Remedies. Unless expressly provided otherwise, no remedies contained in this Agreement or in any of the Exhibits or Schedules hereto shall be in lieu of, or constitute a waiver of, any remedies at law or in equity (not based upon negligent misrepresentations) that one party may otherwise have against the other party hereto or against any present or former officer, director or controlling shareholder of such party.

         12.12. Arbitration. The parties hereto agree that any disputes between the parties relating to or arising from this Agreement shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. If any such dispute is initiated by LDM or Target, such arbitration shall be held in San Diego, California; however, if any such dispute is initiated by Jreck, such arbitration shall be held in Greensboro, North
Carolina. The results, determination, finding, judgment or award rendered through such arbitration(s), shall be final and binding on each of the parties hereto and not subject to appeal.

         12.13. Attorney Fees. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         12.14. Prior Understandings. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, letters of intent, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             JRECK SUBS GROUP, INC.


                       By: ______________________________
                             Christopher M. Swartz,
                                                   Chairman of the Board and
                             Chief Executive Officer

                              LI'L DINO CORPORATION


                       By: ______________________________
                                Larry C. Barrett,
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                              LI'L DINO MANAGEMENT
                                            CORPORATION


                       By: ______________________________
                                Larry C. Barrett,
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                    EXHIBIT A

                                  ASSETS OF LDM

                                    EXHIBIT B

                                 LDM LIABILITIES

                                    EXHIBIT C

                        PERMITS, LICENSES, AUTHORIZATIONS

                                    EXHIBIT D

                                      TAXES

                                    EXHIBIT E

                                PERSONAL PROPERTY

                                    EXHIBIT F

                                 LIST OF LEASES

                                    EXHIBIT G

             LIST OF PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS

                                    EXHIBIT H

                                TARGET LITIGATION

                                    EXHIBIT I

                                    PERSONNEL

                                    EXHIBIT J

                                    CONTRACTS

                                    EXHIBIT K

                  LDM/TARGET SHAREHOLDER LIST/OPTION AGREEMENTS


                                    EXHIBIT L

                              FINANCIAL STATEMENTS

                                    EXHIBIT M

                          NON BALANCE SHEET LIABILITIES

                                    EXHIBIT N

                                    EMPLOYEES

                                    EXHIBIT O

                                  BANK ACCOUNTS

                                    EXHIBIT P

                                   TARGET UFOC

                                    EXHIBIT Q

                                   FRANCHISEES

                                    EXHIBIT R

                              THIRD PARTY APPROVALS

                                    EXHIBIT S

                                JRECK LITIGATION

                                    EXHIBIT T

                 PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS

                                    EXHIBIT U

                                PLEDGE AGREEMENT